Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis
Director of Investor Relations	Chief Financial Officer
Avici Systems Inc.	Avici Systems Inc.
978-964-2000	978-964-2000
ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports 2005 Third Quarter and Nine Month Results

North Billerica, MA, October 20, 2005 — Avici Systems Inc. (NASDAQ: AVCI), today reported results for its third quarter and nine months ended September 30, 2005.

Gross revenue for the third quarter and nine-months ended September 30, 2005 was $8.7 million and $31.1 million, respectively, compared to $3.7 million and $22.8 million, respectively, for the three and nine-month periods ended September 30, 2004. Revenue, net of common stock warrant discount, for the three and nine-month periods ended September 30, 2005 was $8.2 million and $29.5 million, respectively, compared to $3.2 million and $21.2 million in the comparable 2004 three and nine-month periods.

GAAP net loss for the third quarter ended September 30, 2005 was $7.8 million, or $0.60 per share, compared to a GAAP net loss of $10.4 million, or $0.82 per share, in the prior year’s third quarter. GAAP net loss for the 2005 and 2004 third quarter periods includes $0.5 million and $0.7 million, respectively, for non-cash equity based charges, consisting of common stock warrant discount and certain stock based compensation.

GAAP net loss for the nine-months ended September 30, 2005 was $16.1 million, or $1.25 per share, compared to a GAAP net loss of $25.7 million, or $2.04 per share, for the same period last year. GAAP net loss for the nine-months ended September 30, 2005 and 2004 includes $1.6 million and $1.9 million, respectively for common stock warrant discount and certain stock based compensation, offset in the 2005 nine-month period by $0.3 million of inventory credits and $1.8 million of credits resulting from the assignment of a claim in bankruptcy. The 2004 nine-month period was favorably affected by inventory credits of $0.7 million.

Non-GAAP net loss (GAAP net loss excluding charges for common stock warrant discount, certain stock based compensation, inventory credits and credits resulting from the assignment of a claim in bankruptcy) and net loss per share for the three-month periods ended September 30, 2005 and 2004 were $7.2 million, or $0.56 per share, and $9.8 million, or $0.77 per share, respectively. Non-GAAP net loss and net loss per share for the nine-month period ended September 30, 2005 was $16.6 million, or $1.29 per share, compared to $24.6 million, or $1.95 per share for the prior year nine-month period ended September 30, 2004.

Cash, marketable securities and long-term investments totaled $62.1 million at September 30, 2005.

“While our revenue pattern continues to vary on a quarterly basis, I am looking forward to continued network expansion of our current customers and the addition of new customers in the coming quarters,” said William Leighton, President and CEO of Avici Systems.

Avici will discuss these results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 230-1059. A replay of the conference call will be available after 1 PM. Replay information will be available at

(800) 475-6701, access code: 799140. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, MA, is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Product	$7,563	$2,454	$27,548	$18,697
Service	1,170	1,256	3,539	4,064

Total gross revenue	8,733	3,710	31,087	22,761
Less – Common stock warrant discount – Product	(527)	(527)	(1,581)	(1,581)

Net revenue	8,206	3,183	29,506	21,180

Cost of revenue – Product (1)	3,073	1,619	9,436	8,716
Cost of revenue – Service	515	569	1,644	1,725

Total cost of revenue	3,588	2,188	11,080	10,441

Gross margin	4,618	995	18,426	10,739

Operating expenses:
Research and development (2)	9,479	7,846	27,110	24,734
Sales and marketing (2)	2,355	2,506	6,856	8,478
General and administrative (2)	1,060	1,218	3,566	3,990
Stock-based compensation	—	129	—	309

Total operating expenses	12,894	11,699	37,532	37,511

Loss from operations	(8,276)	(10,704)	(19,106)	(26,772)
Other Income	—	—	1,788	—
Interest income, net	508	332	1,266	1,054

Net loss	$(7,768)	$(10,372)	$(16,052)	$(25,718)

Net loss per basic and diluted share	$(0.60)	$(0.82)	$(1.25)	$(2.04)

Weighted average common shares used in computing basic and diluted net loss per share	12,902,245	12,686,147	12,877,941	12,586,555

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$—	$43	$323	$728

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$—	$85	$—	$222
Sales and marketing	—	15	—	42
General and administration	—	29	—	45

	$—	$129	$—	$309

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Product	$7,563	$2,454	$27,548	$18,697
Service	1,170	1,256	3,539	4,064

Total gross revenue	8,733	3,710	31,087	22,761

Cost of revenue – Product	3,073	1,662	9,759	9,444
Cost of revenue – Service	515	569	1,644	1,725

Total cost of revenue	3,588	2,231	11,403	11,169

Gross margin	5,145	1,479	19,684	11,592

Operating expenses:
Research and development	9,479	7,846	27,110	24,734
Sales and marketing	2,355	2,506	6,856	8,478
General and administrative	1,060	1,218	3,566	3,990

Total operating expenses	12,894	11,570	37,532	37,202

Loss from operations	(7,749)	(10,091)	(17,848)	(25,610)

Interest income, net	508	332	1,266	1,054

Non-GAAP net loss	$(7,241)	$(9,759)	$(16,582)	$(24,556)

Non-GAAP net loss per basic and diluted share	$(0.56)	$(0.77)	$(1.29)	$(1.95)

Weighted average common shares used in computing basic and diluted net loss per share	12,902,245	12,686,147	12,877,941	12,586,555

Note 1 – The above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2005 and 2004 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory and from the assignment of a bankruptcy claim as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Non-GAAP net loss	$(7,241)	$(9,759)	$(16,582)	$(24,556)
Common stock warrant discount	(527)	(527)	(1,581)	(1,581)
Other income	—	—	1,788	—
Certain non-cash stock based compensation	—	(129)	—	(309)
Utilization of excess inventory	0	43	323	728

GAAP net loss	$(7,768)	$(10,372)	$(16,052)	$(25,718)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2005	December 31, 2004
	(unaudited)
Assets
Cash and marketable securities	$58,919	$55,531
Inventories	5,415	7,020
Trade accounts receivable, net	2,202	4,243
Other current assets	1,448	1,465

Total current assets	67,984	68,259

Long-term investments	3,162	13,495
Property and equipment, net	8,451	8,202
Contract distribution rights	2,633	4,214
Restricted cash	243	243

Total assets	$82,473	$94,413

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$10,110	$10,796
Deferred revenue	11,755	7,347
Stockholders’ equity	60,608	76,270

Total liabilities and stockholders’ equity	$82,473	$94,413

December 31, 2004 amounts are derived from audited financial statements.